UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2010

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Community Bank System, Inc. (“Community”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Wilber Corporation, a bank holding company based in Oneonta, New York (“Wilber”) and the parent of Wilber National Bank, on the evening of October 22, 2010.  Under the terms of the Merger Agreement, Wilber will merge with and into Community, and the shareholders of Wilber will be entitled to receive a combination of cash and common stock of Community having a value of $9.50 for each share of Wilber common stock.  Immediately following consummation of the merger, Community expects to merge Wilber National Bank with and into Community Bank, N.A.

The total merger consideration of approximately $101.8 million will be paid in a mix of 80% Community common stock and 20% cash, with Wilber shareholders having certain election options. Each share of Wilber common stock issued and outstanding at the time the merger is consummated will be converted into (i) $9.50 in cash (the “Cash Consideration”), (ii) a number of shares of Community common stock equal to one share multiplied by the Exchange Ratio (as defined below), and cash in lieu of fractional shares, if any (the “Stock Consideration”), or (iii) a combination of both, whereby 80% and 20% of the shares of Wilber common stock held by each holder will be converted into the right to receive the Stock Consideration and Cash Consideration, respectively.  If the average closing sale price of Community common stock over the 10 trading-day period immediately prior to the merger, as reported on the New York Stock Exchange (the “Average Market Price”), is equal to or greater than $19.71 or equal to or less than $25.35, then the exchange ratio for the merger (the “Exchange Ratio”) will be the quotient (rounded to the nearest one-thousandth) obtained by dividing $9.50 by the Average Market Price of Community common stock.  However, if the Average Market Price of Community common stock is greater than $25.35, the Exchange Ratio will be fixed at 0.3748.  If the Average Market Price of Community common stock is less than $19.71, the Exchange Ratio will be fixed at 0.4280.

Each holder of Wilber common stock will be entitled to make an election of the type of consideration that such holder desires to receive in the merger, subject to certain pro ration and allocation mechanisms outlined in the Merger Agreement which are designed to ensure that (i) no more than 80% of the issued and outstanding shares of Wilber common stock will be converted into the right to receive the Stock Consideration, and (ii) at least 20% of the issued and outstanding shares of Wilber common stock will be converted into the right to receive the Cash Consideration.  As to the Stock Consideration received in exchange for Wilber common stock, the merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the approval of Wilber’s shareholders, regulatory approvals, and other closing conditions, the parties anticipate completing the transaction in early 2011.

In the Merger Agreement, Community agreed to appoint two of Wilber’s directors, Brian R. Wright and Alfred S. Whittet, to the Boards of Directors of Community and Community Bank, N.A. effective upon consummation of the merger.  Community also agreed to establish an advisory board of Community Bank, N.A., consisting of the other current directors of Wilber, to advise Community Bank, N.A. on matters relating to the markets previously served by Wilber.

The directors and executive officers of Wilber have agreed to vote their shares in favor of the approval of the Merger Agreement at the stockholders meeting to be held to vote on the proposed transaction.

The Merger Agreement provides for certain termination rights for both Community and Wilber, and further provides that upon a termination of the Merger Agreement under certain circumstances relating to a third-party takeover proposal, Wilber will be obligated to pay Community a  termination fee of $4 million.

The Merger Agreement also contains usual and customary representations and warranties that Community and Wilber made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between Community and Wilber, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Community and Wilber rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Additional Information for Shareholders

In connection with the merger, Community will be filing a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus and other documents regarding the proposed transaction.  Wilber shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Community and Wilber and the proposed transaction.  When available, copies of this proxy statement/prospectus will be mailed to Wilber shareholders.  Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Community Bank System, Inc., Attention – Investor Relations Department, 5790 Widewaters Parkway, DeWitt, NY 13214, or to The Wilber Corporation, Attention – Corporate Secretary, 245 Main Street, Oneonta, NY 13820.  Copies of other documents filed by Community or Wilber with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to Community or Wilber, as applicable, at its address provided above.

Wilber and Community and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Wilber in connection with the proposed merger.  Information about the directors and executive officers of Community is set forth in the proxy statement for Community’s 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 25, 2010.  Information about the directors and executive officers of Wilber is set forth in the proxy statement for Wilber’s 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 23, 2010.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Community and Wilber.  These statements include statements regarding the anticipated closing date of the transaction and anticipated future results.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Community and Wilber, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Community and Wilber are engaged, changes in the securities markets, political instability, acts of war or terrorism, and other risks and uncertainties disclosed from time to time in documents that Community or Wilber files with the SEC.

Item 8.01 Other Events.

On October 25, 2010, Community and Wilber issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 22, 2010, by and between Community Bank System, Inc. and The Wilber Corporation, including the forms of the Voting Agreement and the Affiliates Agreement

99.1	Joint Press Release, dated October 25, 2010, issued by Community Bank System, Inc. and The Wilber Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

Dated:  October 25, 2010

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EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 22, 2010, by and between Community Bank System, Inc. and The Wilber Corporation, including the forms of the Voting Agreement and the Affiliates Agreement

99.1	Joint Press Release, dated October 25, 2010, issued by Community Bank System, Inc. and The Wilber Corporation

1759262.4